SECURITIES AND EXCHANGE COMMISSION
 Washington D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): September 11, 2002

AVISTA CORPORATION

(Exact name of registrant as specified in its charter)

Washington	1-3701	91-0462470

(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

1411 East Mission Avenue, Spokane, Washington	99202-2600

(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: Web site: http://www.avistacorp.com	509-489-0500

(Former name or former address, if changed since last report)

Item 5. Other Information
Item 7. Exhibits
SIGNATURES
EXHIBIT 99(A)

Item 5. Other Information

Officer Appointment

On September 11, 2002, Avista Corporation (Avista Corp. or the Company) announced that Malyn K. Malquist will join the Company as senior vice president later this month. Malquist will be succeeding Senior Vice President and Chief Financial Officer Jon E. Eliassen, who plans to retire from Avista Corp. in April 2003, as announced last January. Malquist is expected to be named chief financial officer at the November 2002 meeting of the Company’s board of directors. Avista Corp.’s press release disclosing this announcement is filed as exhibit 99(a) hereto.

Derivative Securities Litigation

On September 12, 2002, the Superior Court of Washington, Spokane County, granted without prejudice a voluntary request by the plaintiff to dismiss a derivative lawsuit filed against certain past and present members of the board of directors of Avista Corp., as defendants, and Avista Corp., as nominal defendant. Gail West filed this lawsuit on June 13, 2002, derivatively on behalf of nominal defendant Avista Corp. For further information about this lawsuit see Note 9 of the Notes to Consolidated Financial Statements in the Company’s Quarterly Report on Form 10-Q for the period ended June 30, 2002.

Neither the filing of any press release as an exhibit to this Current Report nor the inclusion in such press releases of a reference to the Company’s Internet address shall, under any circumstances, be deemed to incorporate the information available at such Internet address into this Current Report. The information available at the Company’s Internet address is not part of this Current Report or any other report filed by the Company with the Securities and Exchange Commission.

Item 7. Exhibits

99(a)	Press release dated September 11, 2002

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

AVISTA CORPORATION

(Registrant)

Date: September 16, 2002	/s/ Jon E. Eliassen Jon E. Eliassen Senior Vice President and Chief Financial Officer (Principal Accounting and Financial Officer)